AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT

This Amended and Restated Stock Purchase Agreement (the “Agreement”) is effective as of February 26, 2013, by and between Medbox, Inc., a Nevada corporation, with an address at 8439 West Sunset Boulevard, Suite #101, West Hollywood, California 90069 (“Medbox”) and Bio-Tech Medical Software, Inc., a Florida corporation with an address at 2805 E. Oakland Park Boulevard, Suite #250, Fort Lauderdale, Florida 33306 (“Bio-Tech”).  Medbox and Bio-Tech are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.”

RECITAL

WHEREAS, effective as of February 8, 2013, Medbox and Bio-Tech entered into a Stock Purchase Agreement (the “Original SPA”), pursuant to which Medbox agreed to acquire from Bio-Tech, 833,333 shares of Bio-Tech’s authorized, but unissued common stock which represented twenty-five percent (25%) of Bio-Tech’s issued and outstanding shares of common stock on a fully diluted basis as of the date of the Original SPA (the “Bio-Tech Shares”) in exchange for $1,500,000 (the “Cash Purchase Price”) and 700,000 shares of Medbox’s authorized but unissued shares of common stock, which represented five percent (5%) of Medbox’s issued and outstanding shares on a fully diluted basis as of the date of the Original SPA (the “Medbox Shares”), all on the terms and conditions set forth in the Original SPA; and

WHEREAS, the Parties wish to amend certain provisions of the Original SPA by entering into this Agreement and restating the Original SPA in its entirety.

AGREEMENT

NOW WHEREAS, in consideration of the mutual representations, warranties and covenants of the Parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows

1. SALE AND PURCHASE OF SECURITIES.

1.1           Sale and Purchase of Securities.  Subject to the terms and conditions set forth in this Agreement, Bio-Tech hereby sells the Bio-Tech Shares to Medbox and Medbox hereby purchases the Bio-Tech Shares from Bio-Tech, in exchange for payment by Medbox to Bio-Tech of the Cash Purchase Price and the issuance by Medbox to Bio-Tech of the Medbox Shares.

2. THE CLOSINGS.

2.1           The Closings.  Subject to all of the terms and conditions set forth in this Agreement being satisfied, the transactions contemplated hereby shall be closed as follows:

2.1.1           On the date of this Agreement,

(a)           Bio-Tech shall issue to Medbox 277,777 Bio-Tech Shares;

(b)           Medbox shall issue to Bio-Tech 233,333 Medbox Shares and shall pay to Bio-Tech the sum of $500,000 of the Cash Purchase Price; and

(c)           the Parties (i) hereby reaffirm the Shareholders’ Agreement in the form of Exhibit A  made as of February 8, 2013 (the “Shareholders’ Agreement”) and (ii) shall enter into the Amended and Restated Technology License Agreement in the form of Exhibit B hereto (the “License Agreement”) (the “First Closing”).

2.1.2           At such time as may be mutually agreed to by the Parties, but in no event later than sixty (60) days from the date of this Agreement,

(a)           Bio-Tech shall issue to Medbox 277,778 Bio-Tech Shares; and

(b)           Medbox shall issue to Bio-Tech 233,333 Medbox Shares and shall pay to Bio-Tech the sum of $500,000 of the Cash Purchase Price (the “Second Closing”).

2.1.3           At such time as may be agreed to by the Parties, but in no event later than ninety (90) days from the date of this Agreement,

(a)           Bio-Tech shall issue to Medbox 277,778  Bio-Tech Shares; and

(b)           Medbox shall issue to Bio-Tech 233,334 Medbox Shares and shall pay to Bio-Tech the sum of $500,000, being the balance of the Cash Purchase Price (the “Third Closing”).

The First Closing, the Second Closing and the Third Closing are sometimes referred to herein individually, as a “Closing” and collectively, as the “Closings.”

2.2             At the First Closing,

(a)           Bio-Tech shall deliver (i) to Phillip E. Koehnke, APC, Post Office Box 235422, Encinitas, California 92024 (the “Escrow Agent”), three (3) certificates evidencing the Bio-Tech Shares being issued at the Closings registered in the name of Medbox, together with two (2) stock powers executed in blank by Bio-Tech (the “Bio-Tech Share Documents”) and (ii) to Medbox, the Shareholders’ Agreement and Licensing Agreement, duly executed by Bio-Tech; and

(b)           Medbox shall deliver (i) to Bio-Tech, the portion of the Cash Purchase Price due at the First Closing together with the License Agreement and the Shareholders’ Agreement, duly executed by Medbox and (ii) to the Escrow Agent, three (3) certificates evidencing the Medbox Shares being issued at each Closing registered in the name of Bio-Tech, together with two (2) stock powers executed in blank by Medbox (the “Medbox Share Documents”).

2.2.2           At each of the Second Closing and the Third Closings, Medbox shall deliver the portion of the Cash Purchase Price due at such Closing to Bio-Tech.

2.3           Escrow of Share Documents. The Bio-Tech Share Documents and the Medbox Share Documents shall be held in escrow by the Escrow Agent until (a) the Cash Purchase Price is paid in full; (b) Bio-Tech shall have prepared and delivered to Medbox, audited financial statements for the year ended December 31, 2012, prepared at Medbox’s cost in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”); and (c) Bio-Tech shall have generated net income for two (2) consecutive fiscal quarters after receipt of all payments from Medbox, calculated in accordance with GAAP.  Upon satisfaction of the foregoing conditions, the Parties shall jointly instruct the Escrow Agent in writing to release from escrow and deliver (a) the Bio-Tech Share Documents to Medbox and (b) the Medbox Share Documents to Bio-Tech.  The Escrow Agent is acting solely as escrow agent for purposes of the transactions contemplated by this Agreement and shall be only obligated to act upon the joint written instructions  of the Parties.

2.4           Indemnification of the Escrow Agent.  The Parties jointly and severally, shall indemnify and hold harmless the Escrow Agent from all damages and liabilities arising out of or relating to this Agreement or the transactions contemplated hereby, other than by reason of the Escrow Agent’s gross negligence or willful misconduct.

2.5           Waiver of Conflicts. The Parties have been informed of, understand and agree that the Escrow Agent may now, previously, or in the future represent Medbox. Accordingly, the Parties acknowledge that there may be conflicts of interest that may arise from time to time as a result of such representation.  Accordingly, the Parties expressly waive any conflict of interest related to this Agreement or the transactions contemplated hereby with respect to the Escrow Agent as such. Furthermore, the Parties hereby acknowledge  that in connection with the execution of this Agreement, the Parties were represented by independent legal counsel and that the parties have had the benefit of independent legal advice regarding the same.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BIO-TECH.   Bio-Tech hereby represents and warrants to and covenants with Medbox as follows:

3.1           Validity of Transactions.  This Agreement, and each document executed and delivered by Bio-Tech in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by Bio-Tech and is each the valid and legally binding obligation of Bio-Tech, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor’s rights generally and by general principles of equity.

3.2           Valid Issuance of Bio-Tech Shares.  The Bio-Tech Shares that are being issued to Medbox in exchange for payment of the Cash Purchase Price and issuance of the Medbox Shares to Bio-Tech, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable shares of common stock, free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Shareholders’ Agreement and under applicable Federal and state securities laws, and will be free of all other liens, adverse claims and encumbrances of any type and nature whatsoever.

3.3           No Violation.  The execution, delivery and performance of this Agreement will not violate any law or any order of any court or government agency applicable to Bio-Tech, as the case may be, or the Articles of Incorporation or Bylaws of Bio-Tech, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of Bio-Tech pursuant to the terms of any agreement or instrument by which Bio-Tech or any of its assets may be bound. No approval of or filing with any governmental authority is required for Bio-Tech to enter into, execute or perform this Agreement, except for applicable post-closing filings under Federal and applicable state securities authorities.

3.4           Securities Law Compliance.  Assuming the accuracy of the representations and warranties of Medbox set forth in Section 4 of this Agreement, the offer, sale and delivery of the Bio-Tech Shares will constitute an exempt transaction under the Securities Act of 1933, as amended (the “Securities Act”) and registration of the Bio-Tech Shares under the Securities Act is not required. Bio-Tech shall make such post-closing filings as may be necessary to comply with applicable Federal and state securities laws, which filings will be made in a timely manner.

3.5           Qualifications, Legal and Investment.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including Federal and applicable state securities filings that are required in connection with the issuance of the Bio-Tech Shares pursuant to this Agreement have been or will be, on a timely basis, duly obtained and are effective. No stop order or other order enjoining the sale of Bio-Tech Shares have been issued and no proceedings for such purpose are pending or, to the knowledge of Bio-Tech, threatened by the Securities and Exchange Commission (the “SEC”), or any applicable state securities authorities. The sale of the Bio-Tech Shares is legally permitted by all laws and regulations to which Bio-Tech is subject.

3.6           Receipt of Restricted Securities.  Bio-Tech has been advised that the Medbox Shares have not been registered under the Securities Act or any applicable state securities laws and that the Medbox Shares are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and applicable state securities law exemptions, and that Medbox’s reliance upon Section 4(a)(2) of the Securities Act and such applicable state securities law exemptions is predicated in part on Bio-Tech’s representations and warranties as contained in this Agreement.

3.6.1           Bio-Tech acknowledges that the Medbox Shares have not been registered under the Securities Act or applicable state securities laws, are being offered and sold pursuant to applicable exemptions from such registration for nonpublic offerings, and will be “restricted securities” as defined by Rule 144 promulgated under the Securities Act.  The Medbox Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of Bio-Tech’s counsel (which opinion shall be reasonably satisfied to Medbox), an applicable exemption from registration thereunder is available.

3.6.2           Bio-Tech is acquiring the Medbox Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act and applicable state securities laws.

3.6.3           Bio-Tech understands and acknowledges that the Medbox Shares will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

3.6.4           Bio-Tech acknowledges that the Medbox Shares are not liquid and are transferable only under limited conditions. Bio-Tech acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Bio-Tech is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that Rule 144 is not now available and, in the future, may not become available for resale of the Medbox Shares.

3.6.5           Bio-Tech Sophistication and Ability to Bear Risk of Loss.  Bio-Tech acknowledges that it is able to protect its interests in connection with the acquisition of the Medbox Shares and can bear the economic risk of investment in such securities without producing a Material Adverse Effect (as hereafter defined) on Bio-Tech. Bio-Tech otherwise has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks associated with an investment in the Medbox Shares.

3.6.6           Purchases by Groups. Bio-Tech acknowledges that it is not acquiring the Medbox Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.7           Appointment to Board of Directors.  As a material inducement to Medbox to enter into this Agreement, Bio-Tech shall reserve one seat on its board of directors to be held by a designee of Medbox reasonably satisfactory to Bio-Tech. Initially, such nominee shall be Dr. Bruce Bedrick. In the event that Dr. Bedrick is unable to fill the position, such position shall be held by a then current director or officer of Medbox.  Such designation right shall expire at such time as Medbox holds less than ten percent (10%) of Bio-Tech’s issued and outstanding common stock.

3.8           Good Standing.  Bio-Tech is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. Bio-Tech is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had a Material Adverse Effect on Bio-Tech.  As used in this Agreement, “Material Adverse Effect” means any change, event, development, or effect that is materially adverse to the business, liabilities, properties, results of operations, condition (financial or otherwise) or working capital of a Party, or the ability of a Party to consummate on a timely basis the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development, or effect arising from or relating to the taking of any action contemplated by this Agreement, and (b) any adverse change in or effect on the business of a Party.

3.9           Bio-Tech Lock-Up and Resale Leak-Out.

3.9.1           Lock-Up.  During the twenty-four (24) month period from the execution of this Agreement, Bio-Tech shall not (except as permitted below), without the prior written consent of Medbox, directly or indirectly, offer, issue, sell, contract to sell, grant any option for the sale of, pledge, or otherwise dispose of or transfer any the Medbox Shares (the “Bio-Tech Lock-Up Period”).

3.9.2           Resale Leak-Out. Following the expiration of the Bio-Tech Lock-Up, Bio-Tech may dispose of the Medbox Shares at a maximum rate per quarter equal to the lesser of (a) 10,000 Medbox Shares or (b) 0.5% of Medbox’s issued and outstanding common stock.  After thirty-six (36) months from the execution of this Agreement, Bio-Tech may dispose of the Medbox Shares at a maximum rate per month equal to the lesser of (x) 25,000 Medbox Shares or (y) 0.5% of Medbox’s issued and outstanding common stock.  To ensure compliance with this Section 3.9.2, Bio-Tech agrees to provide Medbox with the name of the broker-dealer where the Medbox Shares are deposited and further agrees to provide Medbox with duplicate copies of all sell transactions involving the Medbox Shares.

3.10           Dilution.  Bio-Tech hereby acknowledges and agrees that subsequent to consummation of the transactions contemplated hereby, the Bio-Tech Shares held by Medbox shall be subject to dilution only pari passu with shares of Bio-Tech common stock held by all other shareholders of Bio-Tech.

3.11           Accounting Treatment.  Bio-Tech hereby agrees and acknowledges that Medbox shall be entitled to treat its investment in the Bio-Tech Shares under the equity method of accounting in accordance with GAAP to the extent permitted thereunder.  The equity method in accounting is the process of treating equity investments, usually 20% - 50%, in associate companies.  The investor’s proportional share of the associate company’s net income increases the investment (and a net loss decreases the investment) and proportional payment of dividends decreases it.  In the investor’s income statement, the proportional share of the investee’s net income or net loss is reported as a single line item.

3.12           Transfer of Patents.  U.S. Patent numbers 8,086,470 and 8,335,697 (the “Patents”) have been duly assigned and registered in the name of Bio-Tech.  Bio-Tech shall not assign or transfer the Patents to any person or entity other than in connection with (a) a bona fide sale of the Company (whether by merger, stock sale, asset sale or otherwise); (b) a bona fide sale of the Patents for fair value to a third party in an arm’s length transaction; (c) assignment to a wholly-owned subsidiary of the Company; or (d) a reverse merger of the Company into a publicly traded entity.

3.13           Use of Funds.  Attached as Exhibit C hereto is a use of funds of the Cash Purchase Price.  Bio-Tech intends to use the Cash Purchase Price substantially for the purposes and in the amounts set forth therein and as represented in the business plan given to Medbox during the due diligence phase of negotiations.

4.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF MEDBOX.  Medbox hereby represents and warrants to and covenants with Bio-Tech as follows:

4.1           Validity of Transactions.  This Agreement, and each document executed and delivered by Medbox in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by Medbox and is each the valid and legally binding obligation of Medbox, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor’s rights generally and by general principles of equity.

4.2           Valid Issuance of Bio-Tech Shares.  The Medbox Shares that are being issued to Bio-Tech in exchange in part for issuance of the Bio-Tech Shares to Medbox as contemplated hereunder, will, upon issuance in accordance with the terms of this Agreement, be duly and validly issued, fully paid and non-assessable shares of common stock of Medbox, free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Shareholders’ Agreement and under applicable Federal and state securities laws, and will be free of all other liens, adverse claims and encumbrances of any type and nature whatsoever.

4.3           No Violation.  The execution, delivery and performance of this Agreement will not violate any law or any order of any court or government agency applicable to Medbox, as the case may be, or the Articles of Incorporation or Bylaws of Medbox, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of Medbox pursuant to the terms of any agreement or instrument by which Medbox or any of its assets may be bound. No approval of or filing with any governmental authority is required for Medbox to enter into, execute or perform this Agreement, except for applicable post-closing filings under Federal and applicable state securities authorities.

4.4           Securities Law Compliance.  Assuming the accuracy of the representations and warranties of Biotech set forth in Section 3 of this Agreement, the offer, sale and delivery of the Medbox Shares will constitute an exempt transaction under the Securities Act of 1933, as amended (the “Securities Act”) and registration of the Medbox Shares under the Securities Act is not required.  Bio-Tech shall make such post-closing filings as may be necessary to comply with applicable Federal and state securities laws, which filings will be made in a timely manner.

4.5           Qualifications, Legal and Investment.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including Federal and applicable state securities filings that are required in connection with the issuance of the Medbox Shares pursuant to this Agreement have been or will be, on a timely basis, duly obtained and are effective. No stop order or other order enjoining the sale of Medbox Shares have been issued and no proceedings for such purpose are pending or, to the knowledge of Medbox, threatened by the SEC, or any applicable state securities authorities. The sale of the Medbox Shares is legally permitted by all laws and regulations to which Medbox is subject.

4.6           Receipt of Restricted Securities.  Medbox has been advised that the Bio-Tech Shares have not been registered under the Securities Act or any applicable state securities laws and that the Bio-Tech Shares are being offered and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and applicable state securities law exemptions, and that Bio-Tech’s reliance upon Section 4(a)(2) of the Securities Act and applicable state securities law exemptions is predicated in part on the Medbox’s representations and warranties contained in this Agreement.

4.6.1           Medbox acknowledges that the Bio-Tech Shares have not been registered under the Securities Act or applicable state securities laws, are being offered and sold pursuant to applicable exemptions from such registration for nonpublic offerings, and will be “restricted securities” as defined by Rule 144 promulgated under the Securities Act. The Bio-Tech Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Medbox’s counsel (which opinion shall be reasonably satisfactory to Bio-Tech), an applicable exemption from registration thereunder is available.

4.6.2           Medbox is acquiring the Bio-Tech Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act and applicable state securities laws.

4.6.3           Medbox understands and acknowledges that the Bio-Tech Shares will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

4.6.4           Medbox acknowledges that an investment in the Bio-Tech Shares is not liquid and is transferable only under limited conditions. Medbox acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Medbox is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that Rule 144 is not now available and, in the future, may not become available for resale of the Bio-Tech Shares.

4.6.5           Medbox Sophistication and Ability to Bear Risk of Loss. Medbox acknowledges that it is able to protect its interests in connection with the acquisition of the Bio-Tech Shares and can bear the economic risk of investment in such securities without producing a Material Adverse Effect on Medbox.  Medbox has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks associated with an investment in the Bio-Tech Shares.

4.6.6           Purchases by Groups. Medbox is not acquiring the Bio-Tech Shares as part of a group within the meaning of Section 13(d)(3) of the Exchange Act.

4.7           Good Standing.  Medbox is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. Medbox is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had a Material Adverse Effect on Medbox.

4.8           Medbox Lock-Up and Resale Leak-Out.

4.8.1           Lock-Up.  During the twenty-four (24) month period from the time Bio-Tech’s common stock becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, Medbox shall not (except as permitted below), without the prior written consent of Bio-Tech, directly or indirectly, offer, issue, sell, contract to sell, grant any option for the sale of, pledge, or otherwise dispose of or transfer any the Bio-Tech Shares (the “Medbox Lock-Up Period”).

4.8.2           Resale Leak-Out. Following the expiration of the Medbox Lock-Up, Medbox may dispose of the Bio-Tech Shares at a maximum rate per month equal to 0.5% of Bio-Tech’s issued and outstanding common stock.  To ensure compliance with this Section 4.8.2, Medbox agrees to provide Bio-Tech with the name of the broker-dealer where the Bio-Tech Shares are deposited and further agrees to provide Bio-Tech with duplicate copies of all sell transactions involving the Bio-Tech Shares.

4.9           Shareholders’ Agreement.  Medbox hereby acknowledges that the Bio-Tech Shares may be subject to additional restrictions on transfer as provided in the Shareholders’ Agreement.

5. FURTHER ASSURANCES; COOPERATION.

5.1           Lobbying Efforts and Lobbying Fees. As a material inducement to Bio-Tech to enter into this Agreement, Medbox hereby agrees to assist Bio-Tech in its lobbying efforts for the adoption of favorable state legislation with such time, labor and financial assistance as Bio-Tech may reasonably request.  In the event that Medbox funds Bio-Tech’s lobbying in a particular state (the “Funded State”) pursuant to a budget agreed upon by the Parties and such lobbying efforts result in the adoption of legislation which is favorable to Bio-Tech’s business, then, during the Term of the License Agreement (as defined therein), Medbox shall be entitled to receive a lobbying fee equal to twenty-five percent (25%) of the sales price, licensing fees and/or other gross revenue generated from sales or licenses of Bio-Tech’s technology in the Funded State (whether payable in a lump sum or on an ongoing basis).

5.2           Reseller Fees.  The Parties acknowledge that Medbox may, from time to time during the Term of the License Agreement (as defined therein), assist in attracting additional purchasers or licensees for Bio-Tech’s technology.  In the event Medbox is responsible for doing so, Medbox shall be entitled to receive a reseller fee equal to twenty-five percent (25%) of the sales price, licensing fees and/or other gross revenue generated therefrom (whether payable in a lump sum or on an ongoing basis).  The reseller fees shall apply to any technology which Bio-Tech possesses and for which Medbox directly introduces the purchaser or licensing party.

5.3           Reseller Agreement. Following the First Closing, the Parties shall negotiate in good faith with respect to a more formal Reseller Agreement incorporating the terms of Sections 5.1 and 5.2, as well as representations, warranties, covenants and indemnities of the Parties customary for agreements of such type and nature.

5.4           Further Assurances.  In addition to and not in limitation of Sections 5.1, 5.2 and 5.3, execute and deliver such instruments and take such other actions as the other Party, may reasonably require in order to carry out the purpose and intent of this Agreement.

6. ADDITIONAL AGREEMENTS; COOPERATION.

6.1           Governing Law and Attorney’s Fees.  This Agreement shall be governed by and construed under the laws of the State of California. In any action brought to interpret or enforce this Agreement, the prevailing Party shall be entitled to recover attorney’s fees and costs from the non-prevailing Party at both the trial and appellate level.

6.2           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and assigns.

6.3           Entire Agreement. This Agreement and the Exhibits hereto, and the Shareholders’ Agreement, the License Agreement and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and no Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. This Agreement and the Exhibits hereto supersede the Original SPA and the Exhibits thereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.4           Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5           Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Parties.

6.6           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or when received by the addressee, if sent by Federal Express or other overnight couriers, to the addresses set forth on the first page of this Agreement or to such other address as a Party may subsequently designate by notice given to the other Party pursuant to this Section 6.6.

6.7           Counterparts.  This Agreement may be executed in one or more counterparts.  Delivery of an executed counterpart of the Agreement or any Exhibit attached hereto by facsimile or .pdf transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such Exhibit.

6.8           Titles and Subtitles.  The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(Signatures appear on following page)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BIO-TECH MEDICAL SOFTWARE, INC.

By: /s/ Steven Siegel
Name: Steven Siegel
Title: CEO

MEDBOX, INC.

By: /s/ Dr. Bruce Bedrick
Name: Dr. Bruce Bedrick
Title: CEO

EXHIBIT A

Shareholders’ Agreement

EXHIBIT B

Amended and Restated Technology License Agreement

EXHIBIT C

Use of Funds

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